UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2003

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization) 5241 Spring Mountain Road Post Office Box 98510 Las Vegas, Nevada (Address of principal executive offices)	1-7850 (Commission File Number)	88-0085720 (I.R.S. Employer Identification No.) 89193-8510 (Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Item 12.  Results of Operations and Financial Condition.

On July 30, 2003, Southwest Gas Corporation (the Company) released summary financial information to the general public, including the investment community, regarding the Company’s operating performance for the quarter, six and twelve months ended June 30, 2003. A copy of the Company’s press release and summary financial information is attached hereto as Exhibit 99.

This Form 8-K and the attached exhibit are provided under Item 12 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 30, 2003	SOUTHWEST GAS CORPORATION /s/ ROY R. CENTRELLA Roy R. Centrella Vice President/Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release and summary financial information dated July 30, 2003.